As filed with the Securities and Exchange Commission on February 25, 1997
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                ______________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                _____________________

                            THE ST. PAUL COMPANIES, INC.
               (Exact name of registrant as specified in its charter)
                               _____________________

                    MINNESOTA                      41-0518860
                 (State or other                (I.R.S. Employer
                  jurisdiction                 Identification No.)
               of incorporation or
                  organization)
                              ______________________

                              385 Washington Street
                            St. Paul, Minnesota 55102
                                 (612) 310-7911
                 (Address, including zip code, and telephone number,
               including area code, of registrant's principal executive
                                    offices)
                             ______________________

                              THE ST. PAUL HOLDINGS
                                 SHARESAVE SCHEME
                             (Full title of the plan)
                              ______________________


                               BRUCE A. BACKBERG, ESQ.
                       VICE PRESIDENT AND CORPORATE SECRETARY
                            THE ST. PAUL COMPANIES, INC.
                               385 WASHINGTON STREET
                             ST. PAUL, MINNESOTA 55102
                                   (612) 310-7911
                (Name and address, including zip code, and telephone
                  number, including area code, of agent for service)
                              _________________________

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
              IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT
                            _____________________________
                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                        PROPOSED MAXIMUM   PROPOSED MAXIMUM
TITLE OF SECURITIES TO    AMOUNT TO BE   OFFERING PRICE   AGGREGATE OFFERING       AMOUNT OF
    BE REGISTERED         REGISTERED(1)   PER SHARE(2)         PRICE(2)         REGISTRATION FEE
-------------------------------------------------------------------------------------------------
Common Stock, no par
value per share(3)        50,000 shares      $70.125         $3,506,250            $1,062.50
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described in the Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average between the high and low reported sale prices of the Registrant's Common Stock on February 18, 1997, as reported on the New York Stock Exchange.

(3) Each share of Common Stock includes a right to purchase a fractional share of the Registrant's Series A preferred stock (a "Right").
-------------------------------------------------------------------------------

                                       PART II

                                 INFORMATION REQUIRED
                            IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by The St. Paul Companies, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:
(1) the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-3021); (2) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996, and September 30, 1996 (File No. 0-3021); (3) the Company's Current Report on Form 8-K, dated January 29, 1996 (File No. 0-3021); (4) the Company's Current Report on Form 8-K, dated June 18, 1996 (File No. 0-3021); (5) the Company's Current Report on Form 8-K, dated July 29, 1996 (File No. 0-3021); (6) the Company's Current Report on Form 8-K, dated August 7, 1996 (File No. 0-3021); (7) the Company's Current Report on Form 8-K, dated August 27, 1996 (File No. 0-3021); (8) the Company's Current Report on Form 8-K, dated October 1, 1996 (File No. 0-3021); (9) the Company's Current Report on Form 8-K, dated October 29, 1996 (File No. 0-3021); (10) the Company's Current Report on Form 8-K, dated January 27, 1997 (File No. 0-3021); (11) the Company's Current Report on Form 8-K, dated February 7, 1997 (File No. 0-3021);
(12) all other reports filed with the Commission by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1995; (13) the description of the Company's common stock, no par value (the "Common Stock") contained in its Registration Statement on Form 8-A (File No. 0-3021), including any amendments or reports filed for the purpose of updating such description; and (14) the description of the Company's Series A preferred stock and rights to purchase Series A preferred stock contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         The consolidated financial statements and financial statement schedules of the Company incorporated by reference in this Registration Statement have been audited by KPMG Peat Marwick LLP, independent certified public accountants, for the periods indicated in their reports thereon, which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1995. These consolidated financial statements and financial statement schedules audited by KPMG Peat Marwick LLP have been incorporated by reference in reliance on their report given on their authority as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on the financial statements of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in the Registration Statement in reliance upon their reports and said authority.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable - the Company's Common Stock and Rights to be offered pursuant to this Registration Statement have been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Minnesota Statute Section 302A.521 provides that a Minnesota business corporation shall indemnify any director, officer, or employee of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

         The Bylaws of the Company provide, subject to certain exceptions, that directors and officers of the Company and certain others shall be indemnified by the Company to the fullest extent permitted or required by Minnesota Statute
Section 302A.521.

         The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable - no securities are to be re-offered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

4.1 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3 (i) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 (File No. 0-3021)).

4.2 Bylaws of the Company (incorporated by reference to Exhibit 3 (ii) to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (File No. 0-3021)).

4.3 Amended and Restated Shareholder Protection Rights Agreement (incorporated by reference to Exhibit 4(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 (File No. 0-3021)).

5.1    Opinion and Consent of Bruce A. Backberg, Esq.

23.1   Consent of Bruce A. Backberg, Esq. (included in Exhibit 5.1).

23.2   Independent Auditors' Consent of KPMG Peat Marwick LLP.

24.1   Powers of Attorney.

28.1 Information from Reports Furnished to State Insurance Regulatory Authorities (incorporated by reference to Exhibit 28 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-3021)).

ITEM 9.  UNDERTAKINGS.

       The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on February 25, 1997.

                                  THE ST. PAUL COMPANIES, INC.


                                  By:  /s/ Bruce A. Backberg
                                       --------------------------------------
                                       Bruce A. Backberg
                                       Vice President and Corporate Secretary


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons and in the capacities indicated on February 25, 1997:


/s/ Douglas W. Leatherdale*       Chairman, President and Chief
---------------------------       Executive Officer (Principal
Douglas W. Leatherdale            Executive Officer)


/s/ Patrick A. Thiele*            Executive Vice President and a Director
---------------------------
Patrick A. Thiele

/s/ Paul J. Liska*                Executive Vice President and Chief Financial
---------------------------       Officer (Principal Financial Officer)
Paul J. Liska

/s/ Howard E. Dalton*             Senior Vice President and Chief Accounting
---------------------------       Officer (Principal Accounting Officer)
Howard E. Dalton

/s/ Michael R. Bonsignore*        Director
---------------------------
Michael R. Bonsignore

/s/ John H. Dasburg*              Director
---------------------------
John H. Dasburg

/s/ W. John Driscoll*             Director
----------------------------
W. John Driscoll

/s/ Pierson M. Grieve*            Director
----------------------------
Pierson M. Grieve

/s/ Ronald James*                 Director
----------------------------
Ronald James

/s/ David G. John*                Director
----------------------------
David G. John

/s/ William H. Kling*                  Director
----------------------------
William H. Kling

/s/ Bruce K. MacLaury*                 Director
----------------------------
Bruce K. MacLaury

/s/ Glen D. Nelson, M.D.*              Director
----------------------------
Glen D. Nelson, M.D.

/s/ Anita M. Pampusch*                 Director
----------------------------
Anita M. Pampusch

/s/ Gordon M. Sprenger*                Director
----------------------------
Gordon M. Sprenger

*By: /s/ Bruce A. Backberg
    ------------------------
     Bruce A. Backberg
     Attorney-in-Fact

                                  INDEX TO EXHIBITS

ITEM NO.                 ITEM                                         METHOD OF FILING
-------                  ----                                         ----------------
  4.1    Articles of Incorporation of the Company  . . . .      Incorporated by reference to Exhibit
                                                                3(i) to the Company's Quarterly
                                                                Report on Form 10-Q for the quarter
                                                                ended June 30, 1995 (File No. 0-3021).

  4.2    Bylaws of the Company . . . . . . . . . . . . . .      Incorporated by reference to Exhibit
                                                                3(ii) to the Company's Quarterly
                                                                Report on Form 10-Q for the quarter
                                                                ended March 31, 1994 (File No. 0-3021).

  4.3    Amended and Restated Shareholder Protection
         Rights Agreement. . . . . . . . . . . . . . . . .      Incorporated by reference to Exhibit
                                                                4(i) to the Company's Quarterly
                                                                Report on Form 10-Q for the quarter
                                                                ended June 30, 1995 (File No. 0-3021).

  5.1    Opinion and Consent of Bruce A. Backberg, Esq . .      Filed herewith electronically.

  23.1   Consent of Bruce A. Backberg, Esq.. . . . . . . .      Included in Exhibit 5.1.

  23.2   Independent Auditors' Consent of KPMG Peat
         Marwick LLP . . . . . . . . . . . . . . . . . . .      Filed herewith electronically.

  24.1   Powers of Attorney. . . . . . . . . . . . . . . .      Filed herewith electronically.

  28.1   Information from Reports Furnished to State
         Insurance Regulatory Authorities. . . . . . . . .      Incorporated by reference to Exhibit
                                                                28 to the Company's Annual Report
                                                                on Form 10-K for the year ended
                                                                December 31, 1995 (File No. 0-3021).
